UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-52831 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

15061 Springdale, Suite 113, Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

1.
MBC Aerosol, the manufacturer of the Company’s production line at ABCO Labs, has sent out several specialists to fine tune the equipment and provide final training for the ABCO employees who will be operating the production line for the Company.  The personnel from MBC will ensure that all of the equipment upgrades and associated modifications are properly installed and working according to specification.  Nate Steck and Marc Kassoff will be at ABCO Labs to observe and review all production testing and the initial production runs using the small size sample cans provided by CCL Container, the manufacturer of the Company’s cans.

2.	The Company has received word from CCL Container that the finished cans with the pre-printed labels are ready to ship upon the Company’s final approval of the label. By printing the labels directly on the can the Company is able to save a significant labor cost required to apply the slip-on used on the former cans, as well as reducing the costs of the slip on labels themselves. The artwork and labels have already been approved by the Company, but no pre-printed sample cans have yet been approved. CCL is sending the pre-printed sample cans and the Company expects to have them approved quickly.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2016.	Nate’s Food Co. By: /s/ Nate Steck Name: Nate Steck. Title: CEO